Exhibit 10.46

Execution Version

CONTINUING GUARANTY

This CONTINUING GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of July 29, 2024, is executed and delivered by JOHN J. GEBBIA, individually and as a co-trustee of the JOHN AND GLORIA LIVING TRUST U/D/T DECEMBER 8, 1994, and GLORIA GEBBIA, individually and as a co-trustee of the JOHN AND GLORIA LIVING TRUST U/D/T DECEMBER 8, 1994 (individually and collectively, the “Guarantor”), in favor of EAST WEST BANK (“Lender”), in light of the following:

A. Siebert Financial Corp., a New York corporation (“Borrower”) and Lender are entering into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Borrower requested that Lender provide certain financial accommodations to Borrower; and

B. It is one of the conditions precedent to the effectiveness of the Loan Agreement and Lender’s agreement to provide such financial accommodations that the Guarantor execute and deliver this Guaranty.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Bank hereby agree as follows:

1.  Definitions and Construction.

(a) Definitions. Initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. In addition, the following terms, as used in this Guaranty, shall have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532, as amended from time to time.

“Guaranteed Obligations” means any and all Obligations owing to Bank under the Loan Agreement or any other Loan Document, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including, reasonable attorneys’ fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, determined or indeterminate, whether Borrower is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Lender.

(b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. Words importing any gender include the other genders. The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Agreement or any other agreement related thereto includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Lender, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Lender and Guarantor.

2. Guaranteed Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender, as and for its own debt, until payment in full thereof has been made, (a) payment of the Guaranteed Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Agreement and in each of the other agreements related thereto.

3. Continuing Guaranty. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. Guarantor irrevocably waives any right it has, including any rights under California Civil Code Section 2815, to terminate or revoke the continuing nature of this Guaranty and its application to any Guaranteed Obligations arising after any attempt to terminate this Guaranty.

4. Performance Under This Guaranty. In the event that Borrower fails to make any payment of any Guaranteed Obligations on or before the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) of Section 2 hereof in the manner provided in the Loan Agreement or the other agreements related thereto, as applicable, and all applicable cure periods have expired, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law. Guarantor agrees that it is directly, and jointly and severally with any other guarantor of the Guaranteed Obligations, liable to Lender, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Guarantor agrees that any release which may be given by Lender to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Lender shall be under no obligation (under Sections 2899 or 3433 of the California Civil Code or otherwise) to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

6. Waivers. Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower’s collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender’s power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness, whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Indebtedness incurred prior to such revocation.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s obligation is secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law. The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code. Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender. Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms. Until all of the Indebtedness is paid in full, Guarantor waives any right to enforce any remedy Guarantor may have against the Borrower or any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

Guarantor’s Understanding With Respect To Waivers. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

7. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender may, by action or inaction:

(a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents;

(b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower in respect thereof;

(c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

(d) release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release (by action or inaction), or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

8. No Election. Lender shall have the right to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty, except to the extent that Lender shall have realized payment in full by such action or proceeding.

9. Claw-Back. In the event that, for any reason, any portion of payments of the Guaranteed Obligations to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including reasonable attorneys’ fees) paid by Lender in connection therewith.

10. Financial Condition of Borrower. Guarantor represents and warrants to Lender that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to Lender that Guarantor has read and understands the terms and conditions of the Loan Agreement and the other agreements related thereto. Guarantor hereby covenants that Guarantor will continue to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Lender constituting Guaranteed Obligations; and third, to the balance of the Guaranteed Obligations.

12. Attorneys’ Fees and Other Costs and Expenses. Guarantor agrees to pay, on demand, (a) all reasonable attorneys’ fees and all other reasonable costs and expenses which may be incurred by Lender in the enforcement of this Guaranty (including without limitation any claim in any action or proceeding brought under the Bankruptcy Code) or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), including without limitation, any losses suffered by Lender caused by Guarantor’s negligence, willful misconduct, bad faith or fraud in the performance or non performance of the duties owed under this Guaranty, whether or not suit is brought.

13. Notices. All notices or demands by Guarantor or Lender to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, overnight delivery service, or by telefacsimile, and shall be deemed to be given for purposes of this Guaranty on the earlier of the date of actual receipt or five days after the deposit thereof in the mail. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent, if to Guarantor, at Guarantor’s address set forth below, and if to Lender, then as follows:

If to Lender:

East West Bank

535 Madison Avenue, 8th Floor

New York, NY 10022

Attn: Stephen E. Altneu

E-mail: steve.altneu@eastwestbank.com

If to Guarantor:

John J. Gebbia, individually and as co-trustee

Gloria Gebbia, individually and as co-trustee

5697 Hoback Glenn

Hidden Hills, CA 91302

E-mail: areich@siebert.com

14. Cumulative Remedies. No remedy under this Guaranty or under the Loan Agreement or any of the other agreements related thereto is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under the Loan Agreement or any of the other agreements related thereto, and those provided by law or in equity. No delay or omission by Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

15. Books and Records. Guarantor agrees that Lender’s books and records showing the account between Lender and Borrower shall be admissible in any action or proceeding for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

16. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable under applicable law, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

17. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

18. Successors and Assigns. This Guaranty shall be binding upon Guarantor’s successors and assigns and shall inure to the benefit of the successors and assigns of Lender; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender’s prior written consent. Any assignment without the consent of Lender shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.

19. Choice of Law and Venue. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Guarantor and Lender hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Los Angeles, State of California; provided, however, that nothing in this Guaranty shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to enforce its rights and remedies under the Loan Documents, or to enforce a judgment or other court order in favor of Lender. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Guarantor hereby waives any objection that he or she may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Guarantor at the address set forth in, or subsequently provided by Guarantor in accordance with, Section 13 of this Guaranty and that service so made shall be deemed completed upon the earlier to occur of Guarantor’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.

20. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

21. Judicial Reference. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

22. Waivers, Consents. Guarantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequence, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Lender, or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

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IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty to Lender, as of the date set forth in the first paragraph hereof.

GUARANTOR:

/s/ JOHN J. GEBBIA
JOHN J. GEBBIA, individually and as a co-trustee of the JOHN AND GLORIA LIVING TRUST U/D/T DECEMBER 8, 1994

/s/ GLORIA GEBBIA
GLORIA GEBBIA, individually and as a co-trustee of the JOHN AND GLORIA LIVING TRUST U/D/T DECEMBER 8, 1994

Continuing Guaranty

(Gebbia Parties)

LENDER:

EAST WEST BANK

By:	/s/ May Kwong
Name:	May Kwong
Title:	Senior Vice President

Continuing Guaranty

(Gebbia Parties)